Exhibit 8.2

[LETTERHEAD OF SHEARMAN & STERLING LLP]

January 17, 2008

The Persons Listed on

Schedule I Hereto

SLM Student Loan Trust 2008-1: Class A-1 through A-4 and Class B Notes

Ladies and Gentlemen:

You have requested our opinion as to certain tax consequences related to the issuance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class B Notes (collectively, the “Notes”) by the SLM Student Loan Trust 2008-1 (the “Trust”). The Trust is a Delaware statutory trust that was newly formed pursuant to the short-form trust agreement, dated as of December 21, 2007, among SLM Funding LLC, a Delaware limited liability company (the “Company”), The Bank of New York Trust Company, N.A., a national banking association (the “Eligible Lender Trustee”) and BNYM (Delaware), formerly known as The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), as amended and restated by the amended and restated trust agreement, dated as of January 17, 2008 (collectively, the “Trust Agreement”), among the Company, the Eligible Lender Trustee, the Delaware Trustee and Deutsche Bank Trust Company Americas, a New York banking corporation. Capitalized terms used herein and not otherwise defined are used as defined in the Indenture, including, without limitation, Appendix A thereto.

In connection with the issuance of the Notes, we have participated in the preparation of the initial free-writing prospectus dated January 7, 2008 (the “Free-Writing Prospectus”), the term sheet dated January 9, 2008 (the “Term Sheet”), the base prospectus dated October 16, 2007 (the “Base Prospectus”), the supplemental prospectus to the Base Prospectus dated January 10, 2008 (the “Prospectus Supplement”), and the Registration Statement on Form S-3, (File No. 333-141930) filed with the Securities and Exchange Commission (the “SEC”) and as declared effective on May 18, 2007 (the “Effective Date”) (such Registration Statement, as so amended, the “Registration Statement”).

January 17, 2008

Our opinion is based on an examination of the following documents:

(i)	the Free-Writing Prospectus;

(ii)	the Term Sheet;

(iii)	the Base Prospectus;

(iv)	the Prospectus Supplement;

(v)	the Registration Statement;

(vi)	the Trust Agreement;

(vii)	the Funding Interim Trust Agreement;

(viii)	the VG Funding Interim Trust Agreement;

(ix)	the Mustang Funding I Interim Trust Agreement;

(x)	the Mustang Funding II Interim Trust Agreement;

(xi)	SLM ECFC Purchase Agreement;

(xii)	VG Funding Purchase Agreement;

(xiii)	Mustang Funding I Purchase Agreement;

(xiv)	Mustang Funding II Purchase Agreement;

(xv)	the Sale Agreement;

(xvi)	the Servicing Agreement;

(xvii)	the Administration Agreement; and

(xviii)	the Indenture.

We have also examined such other documents, instruments and information related to or incidental to the transactions covered by the Free-Writing Prospectus, the Term Sheet and the Prospectus Supplement as we have considered necessary as a basis for our opinion. Our opinion assumes that all facts stated or assumed and all representations contained in the foregoing documents are correct and that the parties thereto will comply with the terms thereof.

Our opinion is based, in addition to the foregoing, upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations, European Union

January 17, 2008

Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the “Directive”) and other applicable authorities. The statutory provisions, regulations and interpretations and the Directive upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be asserted by the Internal Revenue Service (the “IRS”) or another relevant taxing authority, or sustained, if asserted. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies and the conformity to original documents of all documents submitted to us as copies. We have also assumed that all forms relating to U.S. federal income tax, whether filed with the IRS or delivered to parties in the transaction, are true, correct, validly executed and are in full compliance with applicable law. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations and certifications of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i) The Notes will constitute indebtedness for U.S. federal income tax purposes.

(ii) For U.S. federal income tax purposes, the Trust will not constitute a publicly traded partnership, and, on the assumption that the Trust has not elected affirmatively to be classified as an association, the Trust will not constitute an association taxable as a corporation.

(iii) Any Class B Notes that are not sold to persons unrelated to the beneficial holder of the Excess Distribution Certificate on the closing date but that are subsequently sold for cash to such an unrelated person will constitute indebtedness for U.S. federal income tax purposes from and after the date of such subsequent sale, assuming that: (A) the representations previously made to us as set forth herein would continue to be true, correct and complete if appropriately updated and restated on the date of such subsequent sale, (B) no modifications have been made to the relevant transaction documents as of the date of such subsequent sale, (C) the statistical rating organizations’ credit ratings of such Notes as of the date of such subsequent sale are not lower than an investment grade rating and based on the consistent application of their then standards, the Class B Notes being sold would not receive a lower than investment grade rating if they were reviewed by such rating organizations contemporaneously with such subsequent sale and (D) no adverse changes (including, without limitation, subsequently promulgated adverse authority) have been made to the legal authorities referred to above upon which our opinion herein is based.

(iv) The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and in the Free-Writing Prospectus and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix H — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix H — U.S. Federal Income Tax Documentation Requirements” in the Base Prospectus, to the extent that they constitute matters of law or legal

January 17, 2008

conclusions with respect thereto, have been prepared or reviewed by us and are correct in all material respects.

(v) The statements set forth under the captions “Summary of Terms — Tax Considerations” and “U.S. Federal Income Tax Consequences” in the Prospectus Supplement and in the Free-Writing Prospectus and under the captions “Prospectus Summary — Tax Considerations,” “U.S. Federal Income Tax Consequences,” “European Union Directive on the Taxation of Savings Income,” “State Tax Consequences,” “Appendix H — Global Clearance, Settlement and Tax Documentation Procedures” and “Appendix H — U.S. Federal Income Tax Documentation Requirements” in the Base Prospectus, comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Base Prospectus or required to be described in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Free-Writing Prospectus which are not filed or incorporated by reference or described as required.

In the course of the preparation by the Company of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Free-Writing Prospectus and the Term Sheet, we have participated in telephone conferences and conversations concerning the information contained in such documents with certain officers and other representatives of the Trust, the Company, VG Funding, Mustang Funding I, Mustang Funding II and SLM ECFC, and other parties to the transactions to which this opinion letter pertains, but, except to the extent described in the two preceding paragraphs, we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified that information. Although we do not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Free-Writing Prospectus or the Term Sheet on the basis of the information which we gained in the course of the representation referred to above and our examination of the documents referred to herein, considered in light of our understanding of applicable law and the experience we have gained through our practice, nothing has come to our attention in the course of our review of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Free-Writing Prospectus and the Term Sheet which causes us to believe that, as of its Effective Date or as of the date hereof, the Registration Statement, as related to matters opined herein, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of their dates or as of the date hereof, the Base Prospectus, the Prospectus Supplement, the Free-Writing Prospectus and the Term Sheet as related to matters opined upon herein, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

January 17, 2008

We express no opinion with respect to the matters addressed in this opinion other than as set forth above. We also do not address tax compliance issues and tax form-filing requirements, and we disclaim all responsibility relating to such issues and requirements. This opinion is solely for the benefit of the addressees hereof and their permitted successors and assigns, and is not to be relied upon for any purpose by any other person or entity. We do not express any opinions herein as to matters governed by the law of any jurisdiction other than the federal law of the United States of America expressly referred to herein and, to the extent specified, the Directive. Furthermore, we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Base Prospectus and the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the 1933 Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Base Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

ACG

FRS

GMT

January 17, 2008

Schedule I

SLM Funding LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

SLM Education Credit Finance Corporation

20 Hemingway Drive

East Providence, Rhode Island 02915

Sallie Mae, Inc.

12061 Bluemont Way

Reston, Virginia 20190

SLM Student Loan Trust 2008-1

c/o The Bank of New York Trust Company, N.A.

10161 Centurion Parkway Jacksonville, Florida 32256

VG Funding, LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

Mustang Funding I, LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

Mustang Funding II, LLC

12061 Bluemont Way

V3419

Reston, Virginia 20190

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor

Mailstop NYC60-2606

New York, New York 10005

BNYM (Delaware)

100 White Clay Center, Route 273

Newark, Delaware 19711

Moody’s Investors Service, Inc.

ABS Monitoring Department

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Fitch Ratings

One State Street Plaza

New York, New York 10004

The Bank of New York Trust Company, N.A.

10161 Centurion Parkway

Jacksonville, Florida 32256

Barclays Capital Inc.

200 Park Avenue, 5th Floor

New York, New York 10166

Citigroup Global Markets Inc.

388 Greenwich Street, 19th Floor

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, New York 10010

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Lehman Brothers Inc.

745 Seventh Avenue, 13th Floor

New York, New York 10019

UBS Securities LLC

1285 Avenue of the Americas 11th Floor

New York, New York 10019

Standard & Poor’s Ratings Services,

a division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041